EXHIBIT 10.5
SECOND AMENDMENT TO THE
SHARE AND ASSET SALE AGREEMENT
between
NORTEL
and
ALCATEL LUCENT

SECOND AMENDMENT TO THE
SHARE AND ASSET SALE AGREEMENT
     THIS SECOND AMENDMENT TO THE SHARE AND ASSET SALE AGREEMENT (this “Amendment”) dated June 28, 2007, is entered by and between Alcatel Lucent, a société anonyme organized under the laws of France, registered with the Paris Registry of Companies under number B 542 019 096, with offices 54 rue la Boétie, 75008 Paris (the “Purchaser”), and Nortel Networks Limited, a corporation organized under the laws of Canada, with offices at 195 The West Mall, T05-04-005, Toronto, Ontario M9C 5K1, Canada (the “Seller”).
     WHEREAS, Purchaser and Seller have entered into a Share and Asset Sale Agreement dated as of December 4, 2006, (the “Share and Asset Sale Agreement”), which was amended as per the First Amendment to the Share and Asset Sale Agreement dated December 29, 2006, (the “First Amendment”).
     WHEREAS, Purchaser and Seller desire to enter into this Amendment to amend certain provisions of the Share and Asset Sale Agreement in accordance with the terms set forth herein.
     WHEREAS, as agreed under the First Amendment, a portion of the Purchase Price in an amount of USD 4,185,746 was paid in the RMB equivalent by the Designated Purchaser located in China to the Designated Sellers located in China (the “China Price”); Purchaser, Seller, the Designated Seller located in China and the Designated Purchaser located in China have agreed to increase the amount of the China Price by an amount of RMB 4,485,909.22 (the “China Adjustment”).
     NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, Purchaser and Seller hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Share and Asset Sale Agreement.
ARTICLE 2
TRANSFER OF TITLE TO CERTAIN ASSETS
Section 2.1.1 of the Share and Asset Sale Agreement, is amended to reflect that title to the applicable portion of the Assets transferred under the Peru Local Asset Sale Agreement, the Austrian Local Asset Sale Agreement, the Netherlands Local Asset Sale Agreement, the Germany Local Asset Sale Agreement, the Hong Kong Local Asset Sale Agreement, the Northern Ireland Local Asset Sale Agreement , the United States Local Asset Sale Agreement, each of which is between Alcatel CIT and the relevant local Nortel company, shall pass or has passed in accordance with the terms of Section 1 of such Local Asset Sale Agreement and not at Closing, i.e., upon its exportation out of the relevant country.
For the avoidance of doubt, to the extent that Transfer Taxes are payable in connection with the transfer of any portion of the Assets pursuant to the Local Asset Sale Agreements identified in the immediately preceding paragraph or otherwise, Alcatel CIT or the Purchaser will bear the cost of such Transfer Taxes in accordance with the terms of the Share and Asset Sale Agreement.

ARTICLE 3
PURCHASE PRICE ALLOCATION
Exhibit 5 to the First Amendment to Share and Asset Sale Agreement (allocation of the Purchase Price) is hereby amended to reflect that the Inventory amount ($949,306) under “Ireland” should be under a separate column named “Northern Ireland”.
ARTICLE 4
PAYMENT
Upon execution of this Agreement, the Designated Purchaser located in China will pay by wire transfer in immediately available funds to the Designated Seller located in China the China Adjustment.
Within five (5) business days after the date that the Designated Purchaser located in China shall have paid the China Adjustment to the Designated Seller located in China, the Seller shall pay by wire transfer in immediately available funds to the Purchaser the equivalent in U.S. dollars of the China Adjustment. The equivalent in U.S. dollars of the China Adjustment shall be calculated at the median exchange rate for the purchase of U.S. dollars with RMB published by the People’s Bank of China on the date of payment of the China Adjustment. If the payment to be made by Seller in accordance with this paragraph is not made within such five (5) business day period, it shall include interest thereon calculated from the date of payment of the China Adjustment by the Designated Purchaser to the Designated Seller at a rate per annum of one percent above the EURIBOR. Such interest shall accrue from day to day.
ARTICLE 5
MISCALLANEOUS
5.1     Other provisions
The provisions of the Share and Asset Sale Agreement that are not amended hereby remain in full force and effect.
5.2     Governing Law; Submission to Jurisdiction
This Amendment shall be construed in accordance with and governed by the Laws of the French Republic, without giving effect to its conflict of laws principles.
The Parties hereto irrevocably agree that all disputes, claims or matters arising out of or in any connection with this Amendment shall be subject to the Rules of Arbitration of the International Chamber of Commerce; the arbitration shall take place in London (England) and shall be held in the English language.
IN WITNESS WHEREOF, the Parties have duly executed this Second Amendment as of the date first written above.

NORTEL NETWORKS LIMITED
By:	/s/ DAVID W. DRINKWATER
	Name:	David W. Drinkwater
	Title:	Chief Financial Officer (Interim)

By:	/s/ ANNA VENTRESCA
	Name:	Anna Ventresca
	Title:	Assistant Secretary

ALCATEL LUCENT
By:	/s/ JEAN-PASCAL BEAUFRET
	Name:	Jean-Pascal Beaufret
	Title:	CFO

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